Exhibit 99.1

Contact:	Jim Sheehan SeaChange PR 1-978-897-0100 x3064 jim.sheehan@schange.com	Martha Schaefer SeaChange IR 1-978-897-0100 x3030 martha.schaefer@schange.com

SEACHANGE INTERNATIONAL CONFIRMS RECEIPT

OF DIRECTOR NOMINATION PROPOSAL

ACTON, MASS. (April 9, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of software and hardware solutions for video-on-demand (VOD) television, confirmed today that it has received notice from Ramius Value and Opportunity Master Fund Ltd. of its nomination of two individuals for election to the Company’s Board of Directors at the Company’s 2010 annual meeting of shareholders. Ramius publicly announced its director nominations as part of its Schedule 13D filing with the SEC today.

The Company stated that the notice was forwarded to the Nominating and Corporate Governance Committee of the Board of Directors for review, and that the Company has been working collaboratively with Ramius since receipt of the notice.

Commenting on the announcement, Bill Styslinger, SeaChange CEO and Chairman, said, “I believe our current business plan will increase value for our shareholders and that the Company’s currently constituted Board of Directors is important to the execution of this plan. We look forward to continuing our discussions with Ramius and evaluating additional ways to strengthen the Company.”

About SeaChange International

SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scalable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

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Safe Harbor Provision

Statements in this release may contain certain forward-looking statements. All statements included in this release concerning activities, events or developments that SeaChange expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in SeaChange’s Annual Report on Form 10-K filed with the Commission on April 9, 2010. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange’s expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange will file a proxy statement in connection with its 2010 annual meeting of stockholders. Stockholders are strongly advised to read the proxy statement when it becomes available because it contains important information. Investors will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements will also be available for free at the Company’s website at www.schange.com or by writing to SeaChange, 50 Nagog Park, Acton, MA 01720, Attention: Investor Relations. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company’s shareholders will be available on a Schedule 14A filed with the SEC.

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